                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

          SUBSIDIARY NAME               JURISDICTION OF ORGANIZATION
          ---------------               ----------------------------
SS&C Ventures, Inc.                        Connecticut
SS&C Pacific, Inc.                         Delaware
SS&C Technologies Limited                  United Kingdom
SS&C Technologies Sdn. Bhd                 Malaysia
SS&C Technologies B.V                      Netherlands
Shepro Braun Systems, Inc.                 Illinois
Quantra Software Corporation               Delaware
Savid International Inc.                   New Jersey
The Savid Group, Inc.                      New York
HedgeWare, Inc.                            Delaware
The Brookside Corporation                  Rhode Island
SS&C Technologies PTE Ltd.                 Singapore
SS&C Technologies, KK                      Japan
SS&C Direct.com, Inc.                      Delaware

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